FIRST AMENDMENT
             TO EXECUTIVE DEFERRED COMPENSATION PLAN
                               OF
                FEDERATED DEPARTMENT STORES, INC.


     1.   Effective August 26, 1994, Section 6.1(d) of the Plan

is hereby amended by adding the following sentence as the

penultimate sentence thereof:



     "The foregoing notwithstanding, a merger of Federated

Department Stores, Inc. with R.H. Macy & Co., Inc. pursuant to the Joint Plan of Reorganization of R.H. Macy & Co., Inc. and

certain of its subsidiaries for which Federated Department

Stores, Inc. and R.H. Macy & Co., Inc. are joint plan proponents,

filed with the United States Bankruptcy Court for the Southern

District of New York on July 29, 1994, as the same may be amended or modified, shall not be deemed a "designated change of control"

of the Company for the purposes of this Plan."